Exhibit 10.4
CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT
This Confidential Separation and Release Agreement (the “Agreement”) is made and entered into by and among Peter (PJ) Sanford (“Employee”), PACS Group, Inc. (“PubCo”) and Providence Administrative Consulting Services, Inc. (together with PubCo, the “Company”). This Agreement shall be effective on the date on which Employee executes this Agreement (the “Effective Date”). The purpose of this Agreement is to settle and resolve any and all disputes and controversies of any nature existing between Employee and the Company, including, but not limited to, any claims arising out of Employee’s employment with, and separation from, the Company.
1.Separation of Employment.
(a)Separation Date. Employee’s last day of employment with the Company shall be August 15, 2025 or such earlier date on which Employee’s employment terminates for any reason (the “Separation Date”).
(b)Transition Period. On the Effective Date, Employee will resign from any and all titles, positions, or directorships Employee may hold with the Company (and any of its affiliates and subsidiaries), including, without limitation, Employee’s position as President, Providence Administrative Consulting Services, Inc., other than his continuing position as a non-executive employee of the Company pursuant to the terms of this Agreement. Employee shall execute any additional documentation necessary to effectuate such resignations. During the period commencing on the Effective Date and ending on the Separation Date, Employee shall serve as a non-executive employee of the Company and shall use his reasonable best efforts to facilitate the successful transition of his responsibilities to the individual who succeeds him as President, Providence Administrative Consulting Services, Inc. For the avoidance of doubt, effective as of the Separation Date, Employee shall automatically be deemed to have resigned or been removed from all positions he holds, including without limitation as an officer, employee, or director of the Company or any affiliate thereof.
(c)Termination of Employment. Effective as of the Separation Date, Employee’s employment with the Company and all of its affiliates and subsidiaries shall terminate and Employee shall cease to be an employee of all of the foregoing.
(d)Return of Company Property. Employee shall, prior to the Separation Date, return to the Company any and all property and equipment of the Company of which Employee is aware is in his possession after a reasonable search, including (i) all keys, files, lists, books and records (and copies thereof) of, or in connection with, the Company’s business, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers, together with any passwords to those devices), access or credit cards, Company identification, and all other property belonging to the Company in Employee’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Employee’s possession relating to any Confidential Information (as defined below), including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs (unless otherwise agreed by the Chief Executive Officer of the Company with respect to property necessary to be retained by Employee in connection with his services under the Consulting Agreement (as defined below)), and that Employee has not knowingly made or retained, and shall not knowingly make or retain, any copy or extract of any of the foregoing; provided, however, that Employee may retain Employee’s telephone and address book and copies of Employee’s own personnel, payroll and benefit documents.

2.    Accrued Obligations. Upon the Separation Date, the Company will pay to Employee (i) all accrued salary and all accrued, unused vacation / paid time off through the Separation Date, and (ii) any unreimbursed business expenses incurred by Employee, in accordance with Company policy, prior to the Separation Date (collectively, the “Accrued Obligations”). The parties acknowledge and agree that Employee’s aggregate accrued, unused vacation / paid time off through the Separation Date is $16,330.40. In addition, Employee shall be entitled to receive his earned bonus payments as of the Separation Date under the Executive Bonus Program (the “Executive Bonus”), the estimated payments of which are set forth on Exhibit A attached hereto and will be paid to Employee as and when such bonuses are paid to the Company’s executive officers generally. Notwithstanding Employee’s termination of employment on the Separation Date or anything contained in this Agreement, the Executive Bonus shall continue to be subject to the terms and conditions of the Clawback Policy, as set forth (and as defined) in Section 14.
3.Separation Benefits.
(a)    Separation Benefits. Subject to Section 4 below, in consideration of, subject to and conditioned upon (i) Employee’s timely execution of the release of claims attached hereto as Exhibit B (the “Release”) on or within 21 days after the Separation Date (the “Release Deadline”), but in no event prior to the Separation Date, and Employee’s non-revocation of the Release in accordance with its terms, and (ii) Employee’s continued compliance with the Restrictive Covenants (as defined below), subject to the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), the Company agrees to provide Employee with:
(1)    If Employee properly elects healthcare continuation coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then the Company shall subsidize the COBRA premiums for Employee and Employee’s covered dependents until the date that is 12 months from the Separation Date (the “COBRA Premium Payment”); provided, however, that the Company shall not subsidize COBRA premiums for any health flexible savings accounts or health reimbursement arrangements. Such subsidy shall be made by direct payment, and shall equal an amount determined based on the same benefit levels and cost to Employee as would have applied based on Employee’s elections in effect on the Separation Date if Employee’s employment had not been terminated. Notwithstanding the foregoing, (A) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover Employee under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company reimbursement shall thereafter be paid to Employee in substantially equal monthly installments over the 12 months following the Separation Date (or the remaining portion thereof); and
(2)    Following the Separation Date, the opportunity for Employee to provide continued services to the Company pursuant to that certain Consulting Agreement attached hereto as Exhibit C (the “Consulting Agreement”), which Consulting Agreement must be executed by Employee prior to the Release Deadline. For the avoidance of doubt, in the event that Employee does not execute the Release on or prior to the Release Deadline, or if he revokes the Release after executing it as specified therein, the Consulting Agreement shall be null and void and Employee shall not be eligible for any of the compensation or benefits thereunder (together with the COBRA Premium Payment, the “Severance Benefits”).

(b)    Exclusive Separation Benefits. The Separation Benefits set forth in Section 3(a) shall be the exclusive separation benefit to which Employee is entitled, unless Employee has breached the provisions of this Agreement, in which case Section 12 shall apply. For clarity, Employee hereby acknowledges and agrees that he is not, and shall not be, entitled to any severance payments or benefits under PubCo’s Executive Severance Plan (the “Severance Plan”) or any accelerated vesting of his outstanding restricted stock units granted to him under PubCo’s 2024 Incentive Award Plan and pursuant to a Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, dated April 11, 2024, entered into between Employee and PubCo (the “RSU Agreement”). Employee’s remaining PubCo restricted stock units held by him that are unvested as of the date of the Separation Date will continue to be eligible to vest during the Consulting Period (as defined in the Consulting Agreement) pursuant to the terms of the Consulting Agreement and the terms of the RSU Agreement (except as otherwise amended with respect to the accelerated vesting as set forth in this Section 3(b)). If Employee does not execute the Release and the Consulting Agreement on or prior to the Release Deadline, or if he revokes the Release after executing it as specified therein, all of Employee’s remaining PubCo restricted stock units held by him that are unvested as of the date of the Separation Date shall be cancelled and forfeited with retroactive effect as of the Separation Date.
4.    Withholdings and Other Deductions. All compensation payable to Employee hereunder shall be subject to such withholdings and deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.
5.    Warranty. Employee acknowledges that the Separation Benefits under Section 3(a) of this Agreement constitute additional compensation to which Employee would not be entitled except for Employee’s decision to sign this Agreement and to abide by the terms of this Agreement. Employee acknowledges that, upon receipt of the Accrued Obligations, Employee has (i) received all monies and other benefits due to Employee as a result of his employment with and separation from the Company, other than the Separation Benefits and the Executive Bonus, and (ii) no right, title, or interest in or entitlement to any other payments or benefits other than as set forth in this Agreement. Employee further represents that Employee has not sustained a work-related injury or illness which Employee has not previously reported to the Company.
6.    Other Protections. Notwithstanding anything in this Agreement or the Release to the contrary, nothing contained in this Agreement or the Release shall prohibit Employee from (i) filing a charge with, reporting possible violations of federal or state law or regulation to, participating in any investigation by, or cooperating with any governmental agency or regulatory entity (including self-regulatory) or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), Employee acknowledges that (1) Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (2) if Employee files a lawsuit for retaliation by the Releasees (as defined in the Release) for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Agreement (including in the Restrictive Covenant) prevents Employee from (A) exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act (the “NLRA”), such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (B) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
7.Confirmation of Continuing Obligations. Employee hereby expressly reaffirms Employee’s obligations under Exhibit B to the RSU Agreement (the “Restrictive Covenants”), which exhibit is hereby incorporated by reference, and agrees that such Restrictive Covenants shall survive the Separation Date and any termination of Employee’s services to the Company. The Company shall be entitled to cease all separation benefits to Employee in the event of Employee’s non-compliance with this Section 7.
8.Cooperation. Subject to Section 6, Employee agrees to cooperate with the Company and/or its subsidiaries and affiliates concerning reasonable requests for information: (a) about the business of the Company or its subsidiaries or affiliates during Employee’s employment by the Company or during Employee’s service with the Company under the Consulting Agreement; (b) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company and/or its subsidiaries or affiliates which relate to events or occurrences during Employee’s employment by the Company or during Employee’s service with the Company under the Consulting Agreement; and (c) in connection with any criminal or civil action, prosecution, investigation, or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization as any such investigation or review relates to events or occurrences during Employee’s employment by the Company or during Employee’s service with the Company under the Consulting Agreement. Employee’s cooperation shall include, but not be limited to, being available to meet and speak with officers or employees of the Company and/or its subsidiaries or affiliates and/or their counsel at reasonable times and locations, executing accurate and truthful documents, appearing at the Company’s request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing. In requesting such services, the Company will consider other commitments that Employee may have at the time of the request. The Company shall reimburse Employee for any reasonable expenses actually incurred and pre-approved by the Company in connection with cooperation pursuant to this Section 8. If cooperation pursuant to this Section 8 requires more than 20 hours of Employee’s time in any month, the Company shall pay Employee on an hourly basis for such excess time at a rate equal to Employee’s final hourly rate while employed by the Company. If employee was salaried, the rate will be determined by dividing the final annual base salary rate by 2080. Nothing in this Agreement is intended to or shall preclude Employee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Employee is required to provide testimony, subject to Section 6, Employee shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process. Notwithstanding the foregoing, Employee is not required to provide such notice if any law enforcement, regulatory or self-regulatory organization requests or directs Employee not to provide notice.

9.Arbitration.
(a)Employee and the Company agree that any dispute, controversy or claim, however significant, arising out of or in any way relating to Employee’s employment with or termination of employment from the Company, including without limitation any dispute, controversy or claim arising out of or in any way relating to any provision of this Agreement (including the validity, scope and enforceability of this arbitration clause), to the fullest extent authorized by applicable law, shall be submitted to final and binding arbitration before a single neutral arbitrator in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon Employee’s request, as the exclusive remedy for resolving any and all such disputes.

(b)The tribunal will consist of a sole neutral arbitrator selected by mutual agreement of the parties (or, absent such mutual agreement, in accordance with the rules of JAMS) and the place of arbitration will be in Salt Lake City, Utah. Each party shall be entitled to all types of remedies and relief otherwise available in court (subject to the limitations set forth herein). The parties agree that any arbitration pursuant to this Agreement shall be brought on an individual, rather than class, collective, or representative basis, and waive the right to pursue any claim subject to arbitration on a class, collective, or representative basis.

(c)The parties to this Agreement hereby expressly and irrevocably submit themselves to the personal jurisdiction of the District Court of the State of Utah (the “District Court”) for the purpose of compelling arbitration pursuant to this Agreement and for the purpose of any judicial proceedings seeking to confirm, modify or vacate any arbitration award.

(d)To the extent required by applicable law, the fees of the arbitrator and all other costs that are unique to arbitration shall be paid by the Company initially, but if Employee initiates a claim subject to arbitration, Employee shall pay any filing fee up to the amount that Employee would be required to pay if Employee initiated such claim in the District Court. Each party shall be solely responsible for paying its own further costs for the arbitration, including, but not limited to, its own attorneys’ fees and/or its own witnesses’ fees. The arbitrator may award fees and costs (including attorneys’ fees) to the prevailing party where authorized by applicable law.

(e)WAIVER OF TRIAL BY JURY OR COURT. EMPLOYEE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

(f)WAIVER OF OTHER RIGHTS. EMPLOYEE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(g)The parties acknowledge that they are entering into this arbitration provision voluntarily, and are represented by counsel. If any part of this arbitration provision is deemed unenforceable, it is entirely severable from the rest and shall not affect or limit the validity or enforceability of the remainder of the provision, or the Agreement.

10.Code Section 409A.
(a)    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 10 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.
(b)    Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Employee during the six-month period following Employee’s “separation from service” with the Company (within the meaning of Section 409A) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Employee’s death), the Company shall pay Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Employee during such period (without interest).
(c)    To the extent any reimbursements or in-kind benefits due to Employee under this Agreement constitute “deferred compensation” to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, any such reimbursements or in-kind benefits shall be paid or reimbursed reasonably promptly, but in no event later than December 31st of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Employee’s right to such payments or reimbursements of any such expenses shall not be subject to liquidation or exchange for any other benefit.
11.Confidentiality of Separation Agreement. Employee has agreed that, except as may be required by law and the applicable rules of any stock exchange or quotation system on which the PubCo’s shares are listed or quoted, neither Employee nor any member of Employee’s family, nor anyone employed by Employee or under Employee’s authority or control, shall disclose to any individual or entity the terms of this Agreement or the circumstances of Employee’s separation from the Company; provided, however, that the foregoing shall not prohibit Employee from (i) disclosing the terms and conditions of this Agreement to Employee’s attorneys, tax advisors, accountants and/or immediate family members (collectively, “Employee’s Confidants”), on a need to know basis only, provided that Employee informs Employee’s Confidants of this Section 11 and they agree to keep any such disclosed information strictly confidential, or (ii) disclosing any information to the extent that such a prohibition violates the NLRA or other applicable law.
12.Breach. In the event Employee breaches any of Section 7, or any disclosure is made in violation of Section 11, any outstanding obligations of the Company hereunder shall immediately terminate, and the Company’s covenants hereunder shall be deemed null and void in their entirety. Employee understands and agrees that Section 11 is a material provision of this Agreement and that any breach of Section 11 by Employee or Employee’s Confidants shall be a material breach of this Agreement.
13.Indemnification. The parties acknowledge and agree that certain Indemnification and Advancement Agreement, dated April 15, 2024, by and between Employee and PubCo (the “Indemnification Agreement”) remains in force and effect pursuant to its terms.
14.Clawback Policy. Notwithstanding anything in this Agreement or any other agreement between Employee and the Company, Employee agrees that he remains subject to, and any compensation paid to Employee under this Agreement or otherwise, including, without limitation, the Executive Bonus, will be subject to any clawback or recoupment policy adopted by the Company (including solely by PubCo) from time to time that is, by its terms, applicable to Employee, including PubCo’s Policy for Recovery of Erroneously Awarded Compensation adopted by the Company (the “Clawback Policy”), as may be amended from time to time.
15.Governing Law. This Agreement shall be construed under the laws of the State of Utah, both procedural and substantive.
16.Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.
17.Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.
18.Severability. If any sentence, phrase, section, subsection or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Agreement, which shall remain fully valid and enforceable.
19.Assignment. This Agreement is personal to Employee and shall not be assignable by Employee. The rights of the Company under this Agreement may be assigned by the Company, in its sole discretion, including to any of its affiliates or any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns.
20.Reserved.

21.Entire Agreement / Amendments. This Agreement, together with the Release, the RSU Agreement (as amended by this Agreement), including the Restrictive Covenants contained in Exhibit B thereto, the Clawback Policy, the Indemnification Agreement and the Consulting Agreement, constitute the entire agreement between Employee and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Agreement. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement, including, but not limited to, the RSU Agreement (other than the Restrictive Covenants contained in Exhibit B therein), the Severance Plan participation notice between the Company and Employee, and the Indemnification Agreement. No amendments to this Agreement will be valid unless written and signed by Employee and an authorized representative of the Company.
22.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
23.Consultation with Counsel. Employee acknowledges that (i) Employee has thoroughly read and considered all aspects of this Agreement, Employee understands all its provisions, is fully aware of its legal effect and Employee is voluntarily entering into this Agreement based on Employee’s own judgement and (ii) Employee has been represented by, or had the opportunity to be represented by independent counsel of his/her own choice in connection with the negotiation and execution of this Agreement and has been advised to do so by the Company. Without limiting the generality of the foregoing, Employee acknowledges that Employee has had the opportunity to consult with Employee’s own independent tax advisors with respect to the tax consequences to him of this Agreement, and that Employee is relying solely on the advice of Employee’s independent advisors for such purposes. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
24.Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email or facsimile and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:
If to Employee:

At Employee’s last known address evidenced on the Company’s payroll records.

If to the Company:

c/o PACS Group, Inc.
262 N. University Avenue
Farmington, UT 84025
Attention: John Mitchell
email: john.mitchell@pacs.com

Copy to:

Latham & Watkins LLP

330 N Wabash Ave. #2800
Chicago, IL
Attention: Terra Reynolds
email: terra.reynolds@lw.com

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

(Signature page follows)

PLEASE READ CAREFULLY. EMPLOYEE AGREES TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND HEREBY.
If the above accurately reflects Employee’s understanding, please date and sign the enclosed copy of this Agreement in the places indicated below and return that copy by 5:00 p.m. Pacific Time on August 15, 2025 via email to john.mitchell@pacs.com for countersignature. The parties may alternatively execute and deliver this Agreement via DocuSign or similar electronic signature/delivery system as permitted by applicable law.

Dated: ___August 15, 2025___        __/s/ Peter (PJ) Sanford_______________________
                    Peter (PJ) Sanford

Dated: ___Aug 15, 2025_ __        __/s/ John Mitchell _______________________
                    PACS Group, Inc.
Name: John Mitchell
                    Title: Chief Legal Officer

Dated: ____Aug 15, 2025_______    __/s/ John Mitchell ___________________
                    Providence Administrative Consulting Services, Inc.
Name: John Mitchell
                    Title: Chief Legal Officer

EXHIBIT A

EXECUTIVE BONUS

Estimated Net Bonus: $3,206,537.89*

* The amount above is an estimate and is inclusive of amounts previously deferred into (or that will be deferred into) the Nonqualified Deferred Compensation Plan for compensation earned with respect to the 2024 fiscal year, and is subject to further adjustment pursuant to the Clawback Policy. The application of the Clawback Policy to (i) the net bonus and (ii) compensation deferred into the Nonqualified Deferred Compensation Plan for the 2024 fiscal year, is, in each case, subject to compliance with Internal Revenue Code Section 409A.

EXHIBIT B
RELEASE OF CLAIMS
This Release of Claims (“Release”) is entered into as of August 15, 2025, by and among Peter (PJ) Sanford (“Employee”), PACS Group, Inc. (“PubCo”) and Providence Administrative Consulting Services, Inc. (together with PubCo, the “Company”).
WHEREAS, Employee and the Company are parties to that certain Confidential Separation and Release Agreement, dated August 15, 2025 (the “Separation Agreement”);
WHEREAS, the Employee and the Company agree that Employee is entitled to the Separation Benefits (as defined in Section 3(a) of the Separation Agreement), subject to Employee’s execution of this Release;
WHEREAS, the Company and Employee now wish to fully and finally resolve all matters between them; and
WHEREAS, capitalized terms used in this Release without definition shall have the meaning given to such terms in the Separation Agreement.
    NOW, THEREFORE, in consideration of, and subject to, the Separation Benefits payable to Employee pursuant to the Separation Agreement, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that Employee would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:
1.Release of Known and Unknown Claims.
(a)    General Release. In exchange for the consideration set forth in this Release (including the payment to Employee of the Separation Benefits set forth in Section 3(a) of the Separation Agreement), and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employee does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company (including PubCo) and each of its parents, subsidiaries, affiliates, successors, partners, associates, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now has or may hereafter have against the Releasees, or any of them, by reasons of any matter, cause, or thing whatsoever from the beginning of time to the date hereof which arise from or are related to Employee’s employment or service (or termination thereof) with the Company. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of Employee by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of Employee; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Utah Antidiscrimination Act, the Employment Relations and Collective Bargaining Act, the Utah Right to Work Act, the Utah Drug and Alcohol Testing

Act, the Utah Minimum Wage Act, the Utah Protection of Activities in Private Vehicles Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and the Utah Internet Employment Privacy Act, and any federal, state or local laws of similar effect.

(b)    Claims Not Released. Notwithstanding the foregoing, this Release shall not operate to release any Claims or rights which Employee may have (i) to payments or benefits under this Release, the Separation Agreement, or the RSU Agreement, (ii) to any vested and unpaid benefits under any employee benefit plan, including but not limited to any vested and undistributed deferred compensation, (iii) to vested equity compensation awards that remain unpaid or unsettled, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under the Indemnification Agreement (as amended by the Agreement) or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vii) to any claim or right under COBRA or under the Fair Labor Standards Act, (viii) to any claim or right for unemployment insurance or workers’ compensation benefits, (ix) any claim that cannot be waived as a matter of law or (x) with respect to Employee’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator (collectively, the “Unreleased Claims”).

EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE/SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c)     Older Worker’s Benefit Protection Act. Employee agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims Employee has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, Employee is hereby advised as follows:
    IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(i)    TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(ii)    EMPLOYEE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT, AND IF EMPLOYEE SIGNS THIS RELEASE BEFORE THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, EMPLOYEE KNOWINGLY AND VOLUNTARILY WAIVES THE BALANCE OF THAT PERIOD;

(iii)    BY ENTERING INTO THIS RELEASE, EMPLOYEE DOES NOT WAIVE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF EMPLOYEE EXECUTION OF THIS RELEASE, INCLUDING WITHOUT LIMITATION ANY RIGHTS OR CLAIMS THAT EMPLOYEE MAY HAVE TO SECURE ENFORCEMENT OF THE TERMS AND CONDITIONS OF THIS RELEASE; AND
(iv)    EMPLOYEE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD (SUCH DATE, THE “RELEASE EFFECTIVE DATE”).
If Employee wishes to revoke this Release, Employee shall deliver written notice stating his intent to revoke this Release via email to John Mitchell, Chief Legal Officer, at John.Mitchell@pacs.com, with a copy to Terra.Reynolds@lw.com, on or before 5:00 p.m. Pacific Time on the seventh day after the date on which Employee signs this Release.

(d)    Representations. Employee represents and warrants that there has been no assignment or other transfer of any interest in any Claim (other than Unreleased Claims) which Employee may have against Releasees, or any of them.

(e)    No Actions. Employee represents and warrants to the Company that Employee has no pending actions, Claims or charges of any kind. Employee agrees that if Employee hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Employee agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

(f)    No Admission. Each party understands and agrees that neither such Party’s agreement to enter into this Release shall constitute or be construed as an admission of any liability whatsoever by such party or, in the case of the Company, any of the Releasees, with respect to the other party.
(g)    Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit Employee from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), Employee acknowledges that (1) Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (2) if Employee files a lawsuit for retaliation by the Releasees for reporting a suspected violation of law,

Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Release (including in the Restrictive Covenant) prevents Employee from (A) exercising any rights Employee may have under Section 7 of the NLRA, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (B) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
2.Arbitration. To aid in the rapid and economical resolution of any disputes that may arise from this Release and the terms of it, Employee and the Company agree that any and all disputes, claims or demands in any way arising out of or relating to the terms of this Release, Company equity held by Employee, or the termination of Employee’s employment or service relationship with the Company, shall be resolved in accordance with Section 9 of the Separation Agreement
3.Confidentiality of the Release. Employee has agreed that, except as may be required by law and the applicable rules of any stock exchange or quotation system on which the PubCo’s shares are listed or quoted, neither Employee nor any member of Employee’s family, nor anyone employed by Employee or under Employee’s authority or control, shall disclose to any individual or entity the terms of this Release or the circumstances of Employee’s separation from the Company; provided, however, that the foregoing shall not prohibit Employee from (i) disclosing the terms and conditions of this Release to Employee’s attorneys, tax advisors, accountants and/or immediate family members (collectively, “Employee’s Confidants”), on a need to know basis only, provided that Employee informs Employee’s Confidants of this Section 3 and they agree to keep any such disclosed information strictly confidential, or (ii) disclosing any information to the extent that such a prohibition violates the NLRA or other applicable law.
4.Governing Law. This Release shall be construed under the laws of the State of Utah, both procedural and substantive.
5.Headings. The headings in this Release are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Release.
6.Severability. If any sentence, phrase, section, subsection or portion of this Release is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Release, which shall remain fully valid and enforceable.
7.Assignment. This Release is personal to Employee and shall not be assignable by Employee. The rights of the Company under this Release may be assigned by the Company, in its sole discretion, including to any of its affiliates or any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. This Release shall inure to the benefit of, and be binding on, the Company and its successors and assigns.
8.Reserved.

9.Counterparts. This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Release.
10.Consultation with Counsel. Employee acknowledges that (i) Employee has thoroughly read and considered all aspects of this Release, Employee understands all its provisions, is fully aware of its legal effect and Employee is voluntarily entering into this Release based on Employee’s own judgement and (ii) Employee has been represented by, or had the opportunity to be represented by independent counsel of his own choice in connection with the negotiation and execution of this Release and has been advised to do so by the Company. Without limiting the generality of the foregoing, Employee acknowledges that Employee has had the opportunity to consult with Employee’s own independent tax advisors with respect to the tax consequences to him of this Release, and that Employee is relying solely on the advice of Employee’s independent advisors for such purposes. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.
(Signature page follows)

PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EMPLOYEE AGREES TO THE TERMS OF THIS RELEASE AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND HEREBY.
If the above accurately reflects Employee’s understanding, please date and sign the enclosed copy of this Agreement in the places indicated below and return that copy to John Mitchell, Chief Legal Officer, at John.Mitchell@pacs.com, with a copy to Terra.Reynolds@lw.com by the deadline set forth herein.

Dated: August 15, 2025          /s/ Peter (PJ) Sanford
                    Peter (PJ) Sanford

Dated: Aug 15, 2025          /s/ John Mitchell
                    PACS Group, Inc.
Name: John Mitchell
                    Title: Chief Legal Officer

Dated: Aug 15, 2025          /s/ John Mitchell
                    Providence Administrative Consulting Services, Inc.
Name: John Mitchell
                    Title: Chief Legal Officer

EXHIBIT C
CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”) is entered into by and between Peter (PJ) Sanford (“Consultant”), PACS Group, Inc. (the “PubCo”) and Providence Administrative Consulting Services, Inc. (together with PubCo, the “Company”). The purpose of this Agreement is to engage the Consultant as an independent contractor, effective as of August 16, 2025 (the “Consulting Agreement Effective Date”).
RECITALS
    WHEREAS, Consultant’s employment with the Company shall terminate effective August 15, 2025 (the “Employment Termination Date”);
    WHEREAS, in connection with Consultant’s termination of employment, Consultant and the Company entered into a Confidential Separation and Release Agreement (the “Separation Agreement”); and
    WHEREAS, the Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below.
    NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:
AGREEMENT
1.Consulting Services.
(a)Subject to the provisions for earlier termination hereinafter provided, for a period commencing as of the Consulting Agreement Effective Date and ending on (i) the first anniversary of the Consulting Agreement Effective Date, or (ii) such earlier date as provided for under Section 3 (such period, the “Consulting Period”), Consultant shall provide consulting services with regard to the business and operations of the Company, its subsidiaries and its affiliates as requested by the Company, and may include all or some of the services set forth on Annex A attached hereto (collectively, the “Services”).

(b)During the Consulting Period, Consultant shall devote such time as is necessary for the proper performance of the Services, but in no event shall Consultant be required to perform more than 40 hours of Services per month, and is not expected to perform such Services at the Company’s principal location in Farmington, Utah, and may travel to other locations as may be necessary to fulfill the Consultant’s duties and responsibilities hereunder.

2.Compensation for Services.
(a)During the Consulting Period, the Company shall pay Consultant a fee (the “Consulting Fee”) of $16,666 per month as consideration for the Services, pro-rated for any partial month of Services. The monthly Consulting Fee shall be paid to Consultant in arrears within 10 business days following the end of the calendar month in which such monthly Consulting Fee was earned.

(b)Consultant’s remaining PubCo restricted stock units held by him that are unvested as of the date of the Employment Termination Date will continue to be eligible to vest during the Consulting Period pursuant to the terms of this Agreement, the Separation Agreement, and the terms of the RSU Agreement (as defined in the Separation Agreement) (except as otherwise amended with respect to the accelerated vesting as set forth in Section 3(b) of the Separation Agreement).

(c)During the Consulting Period, the Company shall reimburse Consultant for reasonable expenses incurred and submitted in accordance with the Company’s applicable expense reimbursement policies, as in effect from time to time (written copies of which the Company agrees to timely provide to Consultant), provided that such expenses are approved in advance by the Company’s Chief Executive Officer in writing.

3.Termination of Consulting Relationship.
(a)This Agreement and the consulting relationship established hereby may be terminated by (i) Consultant at any time and for any reason upon the delivery of at least 30 days’ written notice to the Company and (ii) the Company with or without cause, at any time and for any reason without notice (such date of termination, the “Consulting Termination Date”); provided, however, that this Agreement and the consulting relationship established hereby will terminate automatically upon Consultant’s death. Notwithstanding the foregoing, this Agreement shall terminate immediately, and the Company shall have no obligations to provide any of the compensation and benefits described herein for any portion of the Consulting Period, in the event that the Release Effective Date (as defined in the Release) does not occur within the required timeframe as set forth in the Release and Consultant shall forfeit any compensation or benefits received hereunder prior to such date (including any continued vesting of any PubCo restricted stock units after the Employment Termination Date) and all of Consultant’s unvested PubCo restricted stock units as of the Employment Termination Date will be automatically forfeited with retroactive effect to the Employment Termination Date.

(b)Upon the termination of this Agreement and consulting relationship established hereby for any reason, all compensation payable to Consultant under Section 2 shall cease as of the Consulting Termination Date, the Company shall pay to Consultant, following such termination, a lump sum equal to any Consulting Fee earned and unpaid through the Consulting Termination Date and Consultant’s unvested PubCo restricted stock units as of the Consulting Termination Date will be automatically forfeited. Except as expressly provided in this Section 3(b), Consultant shall not be entitled to any further payments in connection with or following the termination of this Agreement and the consulting relationship established hereby.

4.Return of Company Property. Consultant represents and warrants that Consultant shall, prior to the Consulting Termination Date in the event that Consultant terminates this Agreement or, promptly following the Consulting Termination Date in the event the Company terminates this Agreement with less than seven calendar days’ notice, return to the Company any and all property and equipment of the Company of which the Consultant is aware is in his possession after a reasonable search, including (i) all keys, files, lists, books and records (and copies thereof) of, or in connection with, the Company’s business, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers, together with any passwords to those devices), access or credit cards, Company identification, and all other property belonging to the Company in Consultant’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Consultant’s possession relating to any Confidential Information (as defined below), including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and that Consultant shall not knowingly make or retain any copy or extract of any of the foregoing; provided, however, that Consultant may retain Consultant’s cellular phone and address book and copies of Consultant’s own personnel, payroll and benefit documents (provided that such documents do not contain any Confidential Information and that the Company has the prior opportunity to review, redact and/or retain, in its sole discretion, any such documents containing Confidential Information).
5.Confirmation of Continuing Obligations. Consultant hereby expressly reaffirms Consultant’s obligations under Exhibit B to the RSU Agreement (the “Restrictive Covenants”), which exhibit is hereby incorporated by reference, and agrees that such Restrictive Covenants shall survive the termination of this Agreement and any termination of Consultant’s services to the Company. The Company shall be entitled to cease all separation benefits to Consultant in the event of Consultant’s non-compliance with this Section 5.
6.Protection of Confidential Information. Consultant acknowledges that during Consultant’s previous employment and engagement of services with the Company, Consultant had access to, received and had been entrusted with Confidential Information (as defined below), which is considered secret and/or proprietary and has great value to the Company and that except for Consultant’s engagement by the Company, Consultant would not otherwise have access to such Confidential Information. Consultant recognizes that all such Confidential Information is the property of the Company. Subject to Section 7, during and at all times after Consultant’s engagement by the Company, Consultant shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except in the proper course and scope of Consultant’s duties or with the prior written consent of the Company. Consultant shall use commercially reasonable efforts to prevent publication or disclosure of any Confidential Information and shall not, directly or indirectly, intentionally cause the Confidential Information to be used for the gain or benefit of any party outside of the Company or for Consultant’s personal gain or benefit outside the scope of Consultant’s engagement by the Company.
(a)Definition of “Confidential Information”. The term “Confidential Information”, as used herein, means all confidential or proprietary information or material (i) which gives the Company a competitive business advantage or the opportunity of obtaining such advantage, (ii) the disclosure of which could be detrimental to the interests of the Company and/or its affiliates, (iii) which is owned by the Company and/or its affiliates, in which the Company and/or its affiliates has an interest, or which is valuable or unique, (iv) which is developed or used by the Company or any of its affiliates and which relates to the business, operations, employees, customers and/or clients of the Company or any of its affiliates, or (v) which is either (A) marked “Confidential Information”, “Proprietary Information” or with another similar marking, or (B) from all the relevant circumstances should reasonably be assumed by Consultant to be confidential and proprietary to the Company. Confidential Information may include, but is not limited to, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, ideas, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to the Company and its customers and/or producers or other suppliers’ identities, characteristics and agreements, financial information and projections, and employee files, in each case, whether disclosed or made available to Consultant in writing, orally or by drawings or observation, or whether intangible or embodied in documentation, software, hardware or other tangible form. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. Notwithstanding the foregoing, Confidential Information shall not include any information which is (w) known by Consultant as a result of Consultant’s extensive experience in the Company’s industry generally and not specific to the Company, (x) known to the public or becomes known to the public through no fault of Consultant, (y) received by Consultant on a non-confidential basis from a person that is not bound by an obligation of confidentiality to the Company or its affiliates, or (z) in Consultant’s possession prior to receipt from the Company or its affiliates, as evidenced by Consultant’s written records.

7.Exceptions. Notwithstanding anything in this Agreement, the Separation Agreement or the Release to the contrary, nothing contained in this Agreement, the Separation Agreement or the Release shall prohibit Consultant from (a) filing a charge with, reporting possible violations of federal or state law or regulation to, participating in any investigation by, or cooperating with any governmental agency or regulatory entity (including self-regulatory) or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Consultant’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), Consultant acknowledges that (i) Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (ii) if Consultant files a lawsuit for retaliation by the Releasees (as defined in the Release) for reporting a suspected violation of law, Consultant may disclose the trade secret to Consultant’s attorney and use the trade secret information in the court proceeding, if Consultant files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Agreement (including in the Restrictive Covenant) prevents Consultant from (A) exercising any rights Consultant may have under Section 7 of the U.S. National Labor Relations Act (the “NLRA”), such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (B) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Consultant has reason to believe is unlawful.
8.Arbitration. To aid in the rapid and economical resolution of any disputes that may arise from this Consulting Agreement and the terms of it, Consultant and the Company agree that any and all disputes, claims or demands in any way arising out of or relating to the terms of this Agreement, Company equity held by Consultant, or the termination of Consultant’s service relationship with the Company, shall be resolved in accordance with Section 9 of the Separation Agreement.
9.Independent Contractor. Consultant expressly acknowledges and agrees that Consultant is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Except as expressly contemplated by this Agreement, as of the Consulting Agreement Effective Date the Company shall not be obligated to (a) pay on the account of Consultant any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of Consultant for income tax purposes or (c) provide Consultant with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance (provided, however, that nothing herein limits the Company’s obligations to provide any COBRA Premium Payment under the Separation Agreement). Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant under Section 2 of this Agreement, and to pay any applicable income, self-employment and other taxes thereon. Consultant and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment to Consultant at any time.
10.Code Section 409A.
(a)    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Consulting Agreement Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Consulting Agreement Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 10 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.
(b)    Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments.
11.Confidentiality of Consulting Agreement. Consultant has agreed that, except as may be required by law and the applicable rules of any stock exchange or quotation system on which the PubCo’s shares are listed or quoted, neither Consultant nor any member of Consultant’s family, nor anyone employed by Consultant or under Consultant’s authority or control, shall disclose to any individual or entity the terms of this Agreement or the circumstances of Consultant’s separation from the Company; provided, however, that the foregoing shall not prohibit Consultant from (i) disclosing the terms and conditions of this Agreement to Consultant’s attorneys, tax advisors, accountants, and/or immediate family members (collectively, “Consultant’s Confidants”), on a need-to-know basis only, provided that Consultant informs Consultant’s Confidants of this Section 11 and they agree to keep any such disclosed information strictly confidential, or (ii) disclosing any information to the extent that such a prohibition violates the NLRA or other applicable law. In the event any such disclosure is made in violation of this Section 11, any outstanding obligations of the Company hereunder shall immediately terminate, and any payments previously made by the Company hereunder shall be returned to the Company. Consultant understands and agrees that this Section 11 is a material provision of this Agreement and that any breach of this Section 11 by Consultant or Consultant’s Confidants shall be a material breach of this Agreement.

12.Survival. Section 5 (Confirmation of Continuing Obligations), Section 6 (Protection of Confidential Information), Section 7 (Exceptions), Section 8 (Arbitration), Section 9 (Independent Contractor) and Section 11 (Confidentiality of Consulting Agreement) hereof shall survive any termination of this Agreement and shall continue in effect.
13.Governing Law. This Agreement shall be construed under the laws of the State of Utah, both procedural and substantive.
14.Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.
15.Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.
16.Severability. If any sentence, phrase, section, subsection or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Agreement, which shall remain fully valid and enforceable.
17.Assignment. This Agreement is personal to Consultant and shall not be assignable by Consultant. The rights of the Company under this Agreement may be assigned by the Company, in its sole discretion, including to any of its affiliates or any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns.
18.Reserved.
19.Entire Agreement / Amendments. This Agreement, together with the Separation Agreement, the Release, the RSU Agreement (as amended by the Separation Agreement), including the Restrictive Covenants contained in Exhibit B thereto, the Clawback Policy (as defined in the Separation Agreement), and the Indemnification Agreement (as defined in the Separation Agreement), constitutes the entire agreement between Consultant and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Agreement. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement. No amendments to this Agreement will be valid unless written and signed by Consultant and an authorized representative of the Company.
20.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
21.Consultation with Counsel. Consultant acknowledges (i) that Consultant has thoroughly read and considered all aspects of this Agreement, Consultant understands all its provisions, is fully aware of its legal effect and Consultant is voluntarily entering into this Agreement based on Consultant’s own judgement and (ii) that Consultant has been represented by, or had the opportunity to be represented by, independent counsel of Consultant’s own choice in connection with the negotiation and execution of this Agreement and has been advised to do so by the Company. Without limiting the generality of the foregoing, Consultant acknowledges that Consultant has had the opportunity to consult with Consultant’s own independent tax advisors with respect to the tax consequences to Consultant of this Agreement and the payments hereunder, and that Consultant is relying solely on the advice of Consultant’s independent advisors for such purposes. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
22.Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email or facsimile and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:
If to Consultant:

At Consultant’s last known address evidenced on the Company’s payroll records.

If to the Company:

c/o PACS Group, Inc.
262 N. University Avenue Farmington, UT 84025
Attention: John Mitchell
Email: john.mitchell@pacs.com

Copy to:

Latham & Watkins LLP
330 N Wabash Ave. #2800
Chicago, IL
Attention: Terra Reynolds
Email: terra.reynolds@lw.com

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

If the above accurately reflects Consultant’s understanding, please date and sign the enclosed copy of this Agreement in the places indicated below and return that copy to John Mitchell prior to August 15, 2025.

Dated: August 15, 2025          /s/ Peter (PJ) Sanford
                    Peter (PJ) Sanford

Dated: Aug 15, 2025          /s/ John Mitchell
                    PACS Group, Inc.
Name: John Mitchell
                    Title: Chief Legal Officer

Dated: Aug 15, 2025      /s/ John Mitchell
                    Providence Administrative Consulting Services, Inc.
Name: John Mitchell
                    Title: Chief Legal Officer

ANNEX A

CONSULTING SERVICES

Previous Role
Consultant formerly served as President of Providence Administrative Consulting Services, Inc., overseeing Information Technology, Accounts Receivable, Payroll, Information Systems and Dashboards, and the HRIS/ERP system (Workday). In the interest of ensuring a smooth transition and preserving institutional knowledge, Consultant has agreed to make himself available on a limited, as-requested basis to the Company pursuant to the terms of the Consulting Agreement to which this Annex A is attached.
Scope of Services
During the Consulting Period, Consultant agrees to provide the following services as requested by the Company:
•Share historical context and institutional knowledge related to back-office systems and functions;
•Provide insight or clarification regarding past practices or strategic decisions;
•Offer guidance related to systems previously under Consultant's oversight, including IT, payroll, AR, reporting tools, and Workday; and
•Participate in ad hoc meetings or respond to inquiries, as initiated by the Company.
Services will be provided only upon request by the Company and may include email, phone, video conference, or limited in-person attendance, as mutually agreed between Consultant and the Company.